EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
MAF Bancorp, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.

Our report refers to a change in the method of accounting for goodwill in 2002.


                                        /s/ KPMG LLP


Chicago, Illinois
October 9, 2003